SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
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                        Bio Matrix Scientific Group, Inc.
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             (Exact name of registrant as specified in its charter)
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         Delaware                                       33-0824714
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


        8885 Rehco Road, San Diego, California            92121
        --------------------------------------          ----------
        (Address of principal executive offices)        (Zip Code)

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                 BIO MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE
                    AND CONSULTANTS STOCK COMPENSATION PLAN
                       ----------------------------------
                            (Full title of the plan)
                       ----------------------------------


                                  David R. Koos
                             Chief Executive Officer
                  8885 Rehco Road, San Diego, California, 92121
                             (619) 398-3517 ext. 308

                                   Copies to:
                       ----------------------------------
                                  David R. Koos
                             Chief Executive Officer
                  8885 Rehco Road, San Diego, California, 92121
                             (619) 398-3517 ext. 308
                       ----------------------------------
              (Name and address and telephone of agent for service)
    ========================================================================

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Title of Securities   Amount to be     Proposed Maximum              Proposed maximum
to be registered      Registered (1)   Offering Price per Share(2)   aggregate offering price (2)   Amount of registration fee
-------------------   --------------   ---------------------------   ----------------------------   --------------------------
Common Stock          1,500,000        $0.70                         $1,050,000                     $32.24


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement also covers an indeterminate number of shares of Class A Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and ask price of the Common Stock of the Registrant as listed on the OTC Bulletin Board on June 4, 2007.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

Registrant will provide without charge to each person to whom a copy of a section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to David R. Koos at 619. 398-3517 ext. 308.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "SEC") by the Company are incorporated by reference in this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-KSB for the year ended, September 30, 2006,

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Registrant's common stock contained in the Registrant's Form 10SB/A dated September 19,2001

          (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents

The class of securities to be offered is Common Stock.

Item 4. Description of Securities.

     Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Item 7. Exemption from Registration Claimed.

     Not applicable.

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

Item 8. Exhibits

5.1     Opinion of Joseph Pittera
23.1    Consent of Chang G. Park, CPA
23.2    Consent of Joseph Pittera is contained in Exhibit 5.1 to this
                Registration Statement
23.3    Consent of Armando C Ibarra, CPA*
99.1    2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

* INCORPORATED BY REFERENCE, PREVIOUSLY FILED WITH THE COMPANY'S 10-KSB FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2006.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on June 5, 2007, 2007.



                                BIO MATRIX SCIENTIFIC GROUP, INC.

                                By: /s/David R. Koos
                                ------------------------------------------------
                                David R. Koos
                                Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                By: /s/ David R Koos
                                ------------------------------------------------
                                David R Koos
                                Chief Executive Officer, Acting Chief
                                Financial Officer and Director (Principal
                                Executive Officer and Acting Principal
                                Accounting and Financial Officer)
                                Date: June 5, 2007


                                By: /s/ David R. Koos
                                ------------------------------------------------
                                David R. Koos
                                Chairman & Director
                                Date: June 5, 2007


                                By: /s/ Brian Pockett
                                ------------------------------------------------
                                Brian Pockett
                                Director
                                Date: June. 5, 2007


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